ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas Announces 2015 Results

SAN ANTONIO (March 16, 2016) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and twelve months ended December 31, 2015.

On October 31, 2014 we closed on the sale of our interest in Canadian Abraxas Petroleum, ULC ("Canadian Abraxas"), a wholly-owned Canadian subsidiary of Abraxas Petroleum Corporation. As a result of the disposal of Canadian Abraxas, the results of operations of Canadian Abraxas are reflected in our Financial Statements and in this document as “Discontinued Operations” and our remaining operations are referred to in our Financial Statements and in this document as “Continuing Operations” or “Continued Operations.” Unless otherwise noted, all disclosures are for continuing operations.

Financial and Operating Results for the Three Months Ended December 31, 2015
The three months ended December 31, 2015 resulted in:

•	Production of 537 MBoe (5,841 Boepd)

•	Revenue of $15.9 million inclusive of realized hedge settlements

•	Adjusted EBITDA(a) of $8.5 million inclusive of Raven Drilling

•	Adjusted discretionary cash flow(a) of $7.5 million inclusive of Raven Drilling

•	Net loss of $67.4 million, or $0.64 per share

•	Adjusted net loss(a), excluding certain non-cash items and inclusive of Raven Drilling of $1.9 million, or $0.02 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net loss for the three months ended December 31, 2015 was $67.4 million, or $0.64 per share, compared to net income of $30.1 million, or $0.29 per share, for the three months ended December 31, 2014.

Adjusted net loss, excluding certain non-cash items, for the three months ended December 31, 2015 was $1.9 million, or $0.02 per share, compared to an adjusted net income, excluding certain non-cash items, of $6.1 million or $0.06 per share for the three months ended December 31, 2014. For the three months ended December 31, 2015 and 2014, adjusted net income (loss) excludes the unrealized gain on derivative contracts of $3.6 million and $23.0 million, respectively. Included in adjusted net income (loss) is the net income for the quarters ended December 31, 2015 and December 31, 2014 from our subsidiary, Raven Drilling, LLC of $0.4 million and $0.8 million, respectively. For the three months ended December 31, 2015 adjusted net loss excludes the loss attributable to the ceiling test impairment of $68.7 million.

Financial and Operating Results for the Twelve Months Ended December 31, 2015
The twelve months ended December 31, 2015 resulted in:

•	Production of 2.2 MMBoe (5,975 Boepd)

•	Revenue of $76.9 million inclusive of realized hedge settlements

•	Adjusted EBITDA(a) of $43.7 million inclusive of Raven Drilling

•	Adjusted discretionary cash flow(a) of $40.2 million inclusive of Raven Drilling

•	Net loss of $127.1 million, or $1.21 per share

•	Adjusted net loss(a), excluding certain non-cash items and inclusive of Raven Drilling of $6.0 million, or $0.06 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net loss for the twelve months ended December 31, 2015 was $127.1 million, or $1.21 per share, compared to net income of $63.3 million, or $0.64 per share, for the twelve months ended December 31, 2014.

Adjusted net loss, excluding certain non-cash items, for the twelve months ended December 31, 2015 was $6.0 million, or $0.06 per share, compared to an adjusted net income, excluding certain non-cash items, of $39.8 million or $0.40 per share for the twelve months ended December 31, 2014. For the twelve months ended December 31, 2015 and 2014, adjusted net income (loss) excludes the unrealized gain on derivative contracts of $9.8 million and $24.9 million, respectively. Included in adjusted net income (loss) is the net income for the quarters ended December 31, 2015 and December 31, 2014 from our subsidiary, Raven Drilling, LLC of $1.9 million and $2.8 million, respectively. For the twelve months ended December 31, 2015 adjusted net loss excludes the loss attributable to the ceiling test impairment of $128.6 million.

Pursuant to SEC Regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.
Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on December 31, 2014 were $53.27 per barrel compared to $37.04 on December 31, 2015; therefore, the mark-to-market valuation changed considerably period to period.

Abraxas recently took advantage of recent increases in oil futures to restructure and add to the company’s hedge book. These transactions were entered into in an effort to reduce the impact of commodity price volatility on the company’s cash flows and crystalize a portion of the company’s fourth quarter 2016 hedge value. Abraxas’ updated hedge book is as follows:

	Q2 2016	Q3 2016	Q4 2016	2017	2018
Oil Swaps (bbls/day)	953	942	2500	1908	1500
NYMEX WTI	$84.10	$84.10	$43.25	$55.39	$46.39
Oil Collars (bbls/day)	1000	1000
Average WTI Ceiling	$71.00	$71.00
Average WTI Floor	$60.00	$60.00
Average WTI Sub-Floor	$45.00	$45.00

Comments
Bob Watson, Abraxas' President and CEO commented, “Despite a 64% drop in our capital expenditures from 2014, we were still able to grow production volumes 4% in 2015. We continue to focus our attention on our most capital efficient assets, primarily in the Bakken. Even with another drop in our 2016 capital budget to between $17.5 million and $40 million, we expect to maintain or slightly grow our production volumes this year. Importantly, Abraxas maintains a clean balance sheet with low interest on our bank debt as well as nominal amounts in the form of a building mortgage and rig loan.”

“Severely depressed commodity prices created a challenging environment for our industry and Abraxas. One of our main objectives for 2016 will be to enhance our financial flexibility. To that end, we are currently engaged in discussions with our bank group. Although we believe the outcome of these discussions will result in our borrowing base being revised lower, we believe this revised level will be manageable and not inhibit the company from achieving our stated objectives. In an effort to further enhance Abraxas’ liquidity profile, we plan to fully market the company’s 5,227 net acres in Ward and Reeves County, Texas and 12,100 net surface acre ranch in Pecos County, Texas. We look forward to updating the market on the results of these efforts.”

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its fourth quarter and full year 2015 earnings conference call at 11 AM ET on March 16, 2016. To participate in the conference call, please dial 888.713.4217 and enter the passcode 30580361. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available until April 13, 2016 by dialing 888.286.8010 and entering the passcode 34630115 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Permian Basin and onshore Gulf Coast regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Financial Results:
Revenues	$13,348	$31,192	$67,030	$133,776
Adjusted EBITDA(a)	8,502	20,597	43,692	91,458
Adjusted discretionary cash flow(a)	7,490	20,043	40,201	89,214
Capital expenditures	16,777	55,337	69,391	192,799
Net income (loss)	(67,419)	30,132	(127,110)	63,269
Net income (loss) per share – basic	$(0.64)	$0.29	$(1.21)	$0.64
Net income (loss) per share – diluted	$(0.64)	$0.28	$(1.21)	$0.62
Adjusted net income (loss), excluding certain non-cash items(a)	(1,934)	6,088	(5,965)	39,837
Adjusted net income (loss), excluding certain non-cash items(a) , per share – basic	$(0.02)	$0.06	$(0.06)	$0.40
Adjusted net income (loss), excluding certain non-cash items(a), per share – diluted	$(0.02)	$0.06	$(0.06)	$0.39
Weighted average shares outstanding – basic	104,703	104,419	104,605	98,835
Weighted average shares outstanding – diluted	104,703	106,937	104,605	101,468

Production from Continuing Operations:
Crude oil per day (Bblpd)	3,696	4,560	3,946	3,819
Natural gas per day (Mcfpd)	8,352	9,027	8,260	7,994
Natural gas liquids per day (Bblpd)	753	720	652	568
Crude oil equivalent per day (Boepd)	5,841	6,785	5,975	5,720
Crude oil equivalent (MBoe)	537	624	2,181	2,088

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$42.32	$70.11	$47.54	$82.79
Natural gas ($ per Mcf)	1.62	3.70	2.19	4.07
Natural gas liquids ($ per Bbl)	4.39	22.99	7.89	32.02
Crude oil equivalent ($ per Boe)	29.66	54.49	35.28	64.14

Expenses:
Lease operating ($ per Boe)	$9.80	$12.04	$10.58	$12.39
Production taxes (% of oil and gas revenue)	10.7%	8.6%	10.0%	8.6%
General and administrative, excluding stock-based compensation ($ per Boe)	3.30	7.71	3.61	5.11
Cash interest ($ per Boe)	1.83	0.81	1.53	0.96
Depreciation, depletion and amortization ($ per Boe)	14.28	20.34	17.76	20.66

(a)    See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	December 31, 2015	December 31, 2014

Cash	$3,540	$3,772
Working capital (a)	(18,967)	(52,832)
Property and equipment – net	224,838	322,879
Total assets	267,872	374,899

Long-term debt	138,402	76,554
Stockholders’ equity	84,465	207,495
Common shares outstanding	106,346	106,187

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Twelve Months Ended December 31,
	2015	2014	2013

Revenues:
Oil and gas production	$67,002	$133,701	$92,268
Other	28	75	56
	67,030	133,776	92,324
Operating costs and expenses:
Lease operating	23,074	25,875	23,205
Production and ad valorem taxes	6,679	11,462	8,437
Depreciation, depletion, and amortization	38,721	43,139	25,588
Impairment	128,573	—	—
General and administrative (including stock-based compensation of $3,912, $2,703 and $2,114, respectively)	11,788	13,378	11,997
	208,835	93,854	69,227
Operating (loss) income	(141,805)	39,922	23,097

Other (income) expense:
Interest income	(2)	(2)	(3)
Interest expense	3,906	2,570	4,556
Amortization of deferred financing fees	643	934	1,367
(Gain) on sale of properties	—	—	(33,377)
Loss (gain) on derivative contracts	(19,301)	(25,237)	2,474
Other	318	(7)	539
	(14,436)	(21,742)	(24,444)
(Loss) gain income from continuing operations before income tax	(127,369)	61,664	47,541
Income tax (expense) benefit	279	287	(700)
Net (loss) income from continuing operations	(127,090)	61,951	46,841
Net (loss) gain from discontinued operations - net of tax	(20)	1,318	(8,194)
Net (loss) income	$(127,110)	$63,269	$38,647

Net (loss) income per common share - basic
Continuing operations	$(1.21)	$0.63	$0.51
Discontinued operations	$—	$0.01	$(0.09)
Net (loss) income per common share - basic	$(1.21)	$0.64	$0.42

Net (loss) income per common share - diluted
Continuing operations	$(1.21)	$0.61	$0.50
Discontinued operations	$—	$0.01	$(0.09)
Net (loss) income per common share - diluted	$(1.21)	$0.62	$0.41

Weighted average shares outstanding:
Basic	104,605	98,835	92,451
Diluted	104,605	101,468	93,538

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income (loss) is utilized as the starting point for the discretionary cash flow reconciliation.
Discretionary cash flow is defined as operating income (loss) plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus cash flow from Raven Drilling’s operations. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations and cash flow, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of adjusted discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating income (loss) for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Operating income (loss)	$(72,301)	$2,842	$(141,805)	$39,922
Depreciation, depletion and amortization	7,677	12,698	38,721	43,139
Impairment	68,682	—	128,573	—
Stock-based compensation	826	653	3,912	2,703
Realized gain (loss) on derivative contracts (a)	2,597	2,984	9,942	361
Cash interest	(983)	(503)	(3,340)	(2,009)
Discretionary cash flow	$6,498	$18,674	$36,003	$84,116
Cash flow from Raven Drilling operations	992	1,369	4,198	5,098
Adjusted discretionary cash flow	$7,490	$20,043	$40,201	$89,214

(a) Realized gain (loss) on derivative contracts does not include a loss of $0.4 million for the twelve months ended 2015 related to the monetization of the July-December 2015 fixed price oil swaps. The monetization resulted in cash proceeds of
$4.6 million.

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items. Adjusted EBITDA includes all of the components of EBITDA plus Raven Drilling’s EBITDA. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$(67,419)	$30,132	$(127,110)	$63,269
Net interest expense	1,121	643	3,904	2,568
Income tax (benefit) expense	(279)	(287)	(279)	(287)
Depreciation, depletion and amortization	7,677	12,698	38,721	43,139
Amortization of deferred financing fees	162	155	643	934
Stock-based compensation	826	653	3,912	2,703
Impairment	68,682	—	128,573	—
Unrealized (gain) on derivative contracts	(3,608)	(22,977)	(9,806)	(24,876)
Realized loss on derivative monetization	—	—	447	—
(Gain) loss from discontinued operations	—	(1,840)	20	(1,318)
Other non cash items	318	—	318	(7)
EBITDA	$7,480	$19,177	$39,343	$86,125
Raven Drilling EBITDA	1,022	1,420	4,349	5,333
Adjusted EBITDA	$8,502	$20,597	$43,692	$91,458

EBITDA	$7,480	$19,177	$39,343	$86,125
Monetized derivative contracts	—	—	4,610	—
Adjusted EBITDA per bank covenants	$7,480	$19,177	$43,953	$86,125

This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment and unrealized changes in derivative contracts and net income related to Raven Drilling, LLC capitalized to the full cost pool, to net income (loss) for the periods presented. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net income (loss)	$(67,419)	$30,132	$(127,110)	$63,269
Impairment	68,682	—	128,573	—
Net income related to Raven Drilling	411	773	1,911	2,762
Unrealized (gain) on derivative contracts	(3,608)	(22,977)	(9,806)	(24,876)
Realized loss on derivative monetization	—	—	447	—
(Gain) loss from discontinued operations	—	(1,840)	20	(1,318)
Adjusted net income (loss), excluding certain non-cash items	$(1,934)	$6,088	$(5,965)	$39,837
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$(0.02)	$0.06	$(0.06)	$0.40
Adjusted net income (loss), excluding certain non-cash items, per share – diluted	$(0.02)	$0.06	$(0.06)	$0.39
Net income (loss) per share – basic	$(0.64)	$0.29	$(1.21)	$0.64
Net income (loss) per share – diluted	$(0.64)	$0.28	$(1.21)	$0.62